UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700 Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 394-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On August 17, 2012, The Macerich Company (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC (individually, a “Sales Agent” and together, the “Sales Agents”).  Pursuant to the terms of the Distribution Agreement, the Company may issue and sell, from time to time, shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $500 million (the “Shares”), through one or more of the Sales Agents as its sales agents and/or principals.  Sales of the Shares, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering, which includes sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.  The Company will pay each Sales Agent a commission that will not exceed, but may be lower than, 2% of the gross proceeds of the Shares sold through such Sales Agent under the Distribution Agreement.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, although the Company has no obligation to sell any of the Shares.  Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.  The Company will invest, contribute or otherwise transfer the net proceeds from the sale of the Shares to The Macerich Partnership, L.P. (the “Operating Partnership”), of which the Company is the sole general partner.  The Operating Partnership intends to use the net proceeds from the sale of the Shares to repay indebtedness, fund future potential acquisitions or development or redevelopment activities and/or for general corporate purposes.  The Company or any of the Sales Agents may at any time suspend the offering or terminate the Distribution Agreement pursuant to the terms of the Distribution Agreement.

The foregoing description of the Distribution Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-176762) filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2011 and the prospectus supplement filed by the Company with the SEC on August 17, 2012.

A copy of the opinion of Venable LLP, relating to the legality of the Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

1.1                               Equity Distribution Agreement, dated as of August 17, 2012, by and among The Macerich Company and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC.

5.1                               Opinion of Venable LLP.

23.1                       Consent of Venable LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE MACERICH COMPANY
(Registrant)

		By:	/s/ Thomas E. O’Hern
Date:	August 17, 2012		Thomas E. O’Hern
Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Equity Distribution Agreement, dated as of August 17, 2012, by and among The Macerich Company and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in Exhibit 5.1).